                                                                    EXHIBIT 23.1

                               CRAWFORD & COMPANY
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Crawford & Company of our reports dated March 11, 2005 with respect to the consolidated financial statements of Crawford & Company, Crawford & Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Crawford & Company, included in the 2004 Annual Report to Shareholders of Crawford & Company.

We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-47536, 33-36116, 333-02051, 333-24425, 333-24427, 333-87465,
333-87467 and 333-43740) of Crawford & Company our reports dated March 11, 2005, with respect to the consolidated financial statements of Crawford & Company, Crawford & Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Crawford & Company, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 11, 2005